Exhibit 99.1

RealPage Reports First Quarter 2015 Financial Results

  Q1’15 total GAAP revenue of $110.5 million, representing 10% year-over-year growth
  Q1’15 Adjusted EBITDA of $20.1 million
  Q1’15 Non-GAAP net income per diluted share of $0.11

CARROLLTON, Texas--(BUSINESS WIRE)--May 5, 2015--RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled solutions to the rental housing industry, today announced financial results for its first quarter ended March 31, 2015.

“First quarter financial results exceeded our expectations driven by strong demand for our platform of solutions,” said Steve Winn, Chairman and CEO of RealPage. “Our leasing and marketing solutions continue to experience headwinds related to lower leasing velocity but grew sequentially compared to the fourth quarter of 2014. Our resident services, property management and asset optimization solutions all achieved solid growth for the quarter. Our 2014 investments in our SaaS delivery and data infrastructure, product development and sales force were important factors contributing to the growth within these product families.”

“We are pleased with our Adjusted EBITDA performance and the sequential margin expansion of 160 basis points achieved during the first quarter,” said Bryan Hill, CFO and Treasurer of RealPage. “In addition to accelerating revenue growth, we continue to be focused on improving our efficiency to drive margin expansion.”

The company announced that its board of directors authorized the company to purchase up to $50 million of its outstanding shares of common stock over the next 12 months. Such purchases would be incremental to the $23.5 million in shares purchased by the company since May 2014. “The Board’s decision to extend and expand our stock repurchase program reflects continued confidence in the long-term outlook of the company,” said Mr. Winn.

First Quarter 2015 Financial Highlights

  Total GAAP revenue of $110.5 million, an increase of 10% year-over-year;
  Non-GAAP revenue of $110.0 million, an increase of 8% year-over-year;
  Adjusted EBITDA of $20.1 million, a decrease of 18% year-over-year;
  Non-GAAP net income of $8.9 million, or $0.11 per diluted share, a year-over-year decrease of 27% and 27%, respectively; and
  GAAP net loss of $1.6 million, or $0.02 per diluted share, compared to a GAAP net loss of $0.8 million, or $0.01 per diluted share, in the prior year quarter.

Financial Outlook

RealPage management expects to achieve the following results during its second quarter ended June 30, 2015:

  Total revenue is expected to be in the range of $112.0 million to $114.0 million;
  Adjusted EBITDA is expected to be in the range of $20.5 million to $21.5 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.11 to $0.12;
  Non-GAAP tax rate is expected to be approximately 40%; and
  Weighted average shares outstanding are expected to be approximately 78.8 million.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2015:

  Total revenue is expected to be in the range of $453.0 million to $461.0 million;
  Adjusted EBITDA is expected to be in the range of $83.0 million to $87.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.44 to $0.47;
  Non-GAAP tax rate is expected to be approximately 40%; and
  Weighted average shares outstanding are expected to be approximately 79.2 million.

Please note that the above statements are forward looking and that total revenue may exclude certain adjustments and the impact of acquisitions. Actual results may differ materially. Please reference the information under the caption "Non-GAAP Financial Measures” as well as reconciliation tables of GAAP financial measures to Non-GAAP financial measures as set forth in this press release.

Conference Call and Webcast

The Company will host a conference call on May 5, 2015 at 5 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live Web broadcast at http://www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 40326118, until May 9, 2015.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management, leasing and marketing, asset optimization, and resident services solutions. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 10,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans," or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results upon finalizing its review of first quarter results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.'s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to complete the integration of our LeaseStar products and deliver enhanced functionality on a timely basis; (j) the inability to achieve revenue growth or to enable margin expansion; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage Inc., including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2015. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from GAAP in that they include acquisition-related and other deferred revenue adjustments, exclude depreciation, loss on impairment and disposal of assets, amortization of intangible assets, stock-based compensation expenses, any impact related to the Yardi litigation (including related insurance litigation and settlement costs), and acquisition related expenses (including any purchase accounting adjustments) and include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets.

We define non-GAAP total revenue as total revenue plus acquisition-related and other deferred revenue adjustment. We also define non-GAAP on demand revenue as on demand revenue plus acquisition-related and other deferred revenue adjustment. Non-GAAP net income is defined as net (loss) income plus acquisition-related and other deferred revenue adjustment, amortization of intangible assets, stock-based compensation expense, acquisition-related expense, any impact related to the Yardi litigation (including related insurance litigation and settlement costs), loss on impairment and disposal of assets, and an adjustment to income tax expense (benefit) to reflect our effective tax rate. Other non-GAAP measures such as non-GAAP product development, non-GAAP sales and marketing, non-GAAP general and administrative, and non-GAAP operating expense and income exclude amortization of intangibles, litigation related expense, loss on impairment and disposal of assets, and stock-based compensation when calculating their composition.

Adjusted gross profit is defined as gross profit plus acquisition-related and other deferred revenue adjustments, depreciation and amortization of intangible assets, and stock-based compensation.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustments, depreciation and asset impairment, loss on sale of assets, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, any impact related to the Yardi litigation (including related insurance litigation and settlement costs), and acquisition-related expenses.

We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

  Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi litigation (including related insurance litigation and settlement costs), from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on Adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using Adjusted EBITDA measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net (loss) income.

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(Unaudited)
	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$27,787	$26,936
Restricted cash	104,207	85,543
Accounts receivable, less allowance for doubtful accounts of $2,759 and $2,363 at March 31, 2015 and December 31, 2014, respectively	60,805	64,845
Prepaid expenses	8,737	7,647
Deferred tax asset, net	11,089	10,996
Other current assets	1,928	1,848
Total current assets	214,553	197,815
Property, equipment and software, net	73,142	72,616
Goodwill	193,385	193,378
Identified intangible assets, net	94,757	100,085
Deferred tax asset, net	3,952	2,537
Other assets	4,889	5,059
Total assets	$584,678	$571,490

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,647	$14,830
Accrued expenses and other current liabilities	25,250	22,905
Current portion of deferred revenue	72,161	73,485
Customer deposits held in restricted accounts	104,145	85,489
Total current liabilities	217,203	196,709
Deferred revenue	7,000	6,903
Deferred tax liability, net	4,596	5,196
Revolving credit facility	15,000	20,000
Other long-term liabilities	12,135	13,902
Total liabilities	255,934	242,710
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and zero shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	-	-
Common stock, $0.001 par value: 125,000,000 shares authorized, 84,478,005 and 83,211,650 shares issued and 79,671,681 and 79,037,351 shares outstanding at March 31, 2015 and December 31, 2014, respectively	84	83
Additional paid-in capital	449,165	437,664
Treasury stock, at cost: 4,806,324 and 4,174,299 shares at March 31, 2015 and December 31, 2014, respectively	(43,164)	(33,398)
Accumulated deficit	(76,968)	(75,360)
Accumulated other comprehensive loss	(373)	(209)
Total stockholders’ equity	328,744	328,780
Total liabilities and stockholders’ equity	$584,678	$571,490

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
On demand	$106,460	$97,008
On premise	741	865
Professional and other	3,269	2,690
Total revenue	110,470	100,563
Cost of revenue(1)	47,724	39,927
Gross profit	62,746	60,636
Operating expense:
Product development(1)	17,977	14,841
Sales and marketing(1)	28,951	25,991
General and administrative(1)	18,863	20,929
Total operating expense	65,791	61,761
Operating loss	(3,045)	(1,125)
Interest expense and other, net	(267)	(222)
Loss before income taxes	(3,312)	(1,347)
Income tax benefit	(1,704)	(511)
Net loss	$(1,608)	$(836)
Net loss per share
Basic	$(0.02)	$(0.01)
Diluted	$(0.02)	$(0.01)
Weighted average shares used in computing net loss per share
Basic	76,956	76,722
Diluted	76,956	76,722

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31,
	2015	2014
Cost of revenue	$1,234	$1,007
Product development	2,719	1,912
Sales and marketing	3,789	3,143
General and administrative	3,005	3,163
	$10,747	$9,225

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(1,608)	$(836)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,611	9,504
Deferred tax benefit	(2,108)	(991)
Stock-based compensation	10,747	9,225
Loss on disposal and impairment of assets	1,119	20
Acquisition-related contingent consideration	377	167
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	3,360	6,537
Net cash provided by operating activities	22,498	23,626
Cash flows from investing activities:
Purchases of property, equipment and software	(6,182)	(7,262)
Acquisition of businesses, net of cash acquired	-	(7,179)
Net cash used in investing activities	(6,182)	(14,441)
Cash flows from investing activities:
Payments on and proceeds from debt, net	(5,151)	(139)
Payments of deferred acquisition-related consideration	(1,139)	(720)
Issuance of common stock	755	1,275
Purchase of treasury stock	(9,766)	(1,993)
Net cash used in financing activities	(15,301)	(1,577)
Net increase in cash and cash equivalents	1,015	7,608
Effect of exchange rate on cash	(164)	(14)
Cash and cash equivalents:
Beginning of period	26,936	34,502
End of period	$27,787	$42,096

Reconciliation of GAAP to Non-GAAP Measures
(in thousands except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Non-GAAP Revenue:
Total Revenue (GAAP)	$110,470	$100,563
Acquisition-related and other deferred revenue	(466)	1,324
Non-GAAP revenue	$110,004	$101,887

	Three Months Ended
	March 31,
	2015	2014
Adjusted gross profit:
Gross profit (GAAP)	$62,746	$60,636
Acquisition-related and other deferred revenue	(466)	1,324
Depreciation	2,405	1,858
Amortization of intangible assets	2,814	2,423
Stock-based compensation expense	1,234	1,007
Adjusted gross profit	$68,733	$67,248

Adjusted gross profit margin	62.5%	66.0%

	Three Months Ended
	March 31,
	2015	2014
Adjusted EBITDA:
Net loss (GAAP)	$(1,608)	$(836)
Acquisition-related and other deferred revenue	(466)	1,324
Depreciation	5,031	4,189
Loss on impairment and disposal of assets	1,119	20
Amortization of intangible assets	5,580	5,315
Interest expense, net	267	224
Income tax benefit	(1,704)	(511)
Litigation-related expense	2	4,677
Stock-based compensation expense	10,747	9,225
Acquisition-related expense	1,092	881
Adjusted EBITDA	$20,060	$24,508

Adjusted EBITDA margin	18.2%	24.1%

Reconciliation of GAAP to Non-GAAP Measures
(in thousands except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Non-GAAP total product development:
Product development (GAAP)	$17,977	$14,841
Less: Loss on impairment and disposal of assets	599	-
Stock-based compensation expense	2,719	1,912
Non-GAAP total product development:	$14,659	$12,929

Non-GAAP total product development as percent of non-GAAP revenue	13.3%	12.7%

	Three Months Ended
	March 31,
	2015	2014
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)	$28,951	$25,991
Less: Amortization of intangible assets	2,766	2,892
Stock-based compensation expense	3,789	3,143
Non-GAAP total sales and marketing:	$22,396	$19,956

Non-GAAP total sales and marketing as a percent of non-GAAP revenue	20.4%	19.6%

	Three Months Ended
	March 31,
	2015	2014
Non-GAAP total general and administrative:
General and administrative (GAAP)	$18,863	$20,929
Less: Loss on impairment and disposal of assets	520	20
Litigation-related expense	2	4,677
Stock-based compensation expense	3,005	3,163
Acquisition-related expense	1,092	881
Non-GAAP total general and administrative:	$14,244	$12,188

Non-GAAP total general and administrative as a percent of non-GAAP	12.9%	12.0%

	Three Months Ended
	March 31,
	2015	2014
Non-GAAP total operating expense:
Operating expense (GAAP)	$65,791	$61,761
Less: Loss on impairment and disposal of assets	1,119	20
Amortization of intangible assets	2,766	2,892
Litigation-related expense	2	4,677
Stock-based compensation expense	9,513	8,218
Acquisition-related expense	1,092	881
Non-GAAP total operating expense:	$51,299	$45,073

Non-GAAP total operating expense as a percent of non-GAAP revenue	46.6%	44.2%

Reconciliation of GAAP to Non-GAAP Measures (in thousands except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Non-GAAP operating income:
Operating loss	$(3,045)	$(1,125)
Acquisition-related and other deferred revenue	(466)	1,324
Loss on impairment and disposal of assets	1,119	20
Amortization of intangible assets	5,580	5,315
Litigation-related expense	2	4,677
Stock-based compensation expense	10,747	9,225
Acquisition-related expense	1,092	881
Non-GAAP total operating income:	$15,029	$20,317

Non-GAAP total operating income as a percent of non-GAAP revenue	13.7%	19.9%

	Three Months Ended
	March 31,
	2015	2014
Non-GAAP net income:
Net loss (GAAP)	$(1,608)	$(836)

Tax deductible items:
Acquisition-related and other deferred revenue	(466)	1,324
Amortization of intangible assets	5,580	5,315
Loss on impairment and disposal of assets	1,119	20
Stock-based compensation expense	10,747	9,225
Litigation-related expense	2	4,677
Acquisition-related expense	1,092	881
Subtotal of tax deductible items	18,074	21,442

Tax impact of tax deductible items(1)	(7,230)	(8,577)
Tax expense resulting from applying effective tax rate(2)	(379)	28
Non-GAAP net income	$8,857	$12,057

Non-GAAP net income per share - diluted	$0.11	$0.16

Weighted average shares - basic	76,956	76,722
Weighted average effect of dilutive securities - Non-GAAP	831	746
Non-GAAP weighted average shares - diluted	77,787	77,468

(1) Reflects the removal of the tax benefit associated with the amortization of intangible assets, stock-based compensation expense, acquisition-related deferred revenue adjustments and acquisition-related expense.
(2) Represents adjusting to a normalized effective tax rate of 40%.

Reconciliation of GAAP to Non-GAAP Measures (in thousands except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Annualized Non-GAAP on demand revenue per average on demand unit:
On demand revenue (GAAP)	$106,460	$97,008
Less:Acquisition-related and other deferred revenue	(466)	1,324
Non-GAAP on demand revenue	105,994	98,332

Ending on demand units	9,700	9,285
Average on demand units	9,630	9,154

Annualized Non-GAAP on demand revenue per average on demand unit	$44.03	$42.97

Annual customer value of on demand revenue(1)	$427,091	$398,976

(1) This metric represents management's estimate of the current annual run-rate value of on demand customer relationships. This metric is calculated by multiplying ending on demand units by the annualized Non-GAAP on demand revenue per average on demand unit for the periods presented.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com